UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2015

Nathan’s Famous, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 27, 2015, Nathan’s Famous, Inc. (the “Company”) announced that the Company intends to offer, subject to market and other conditions, $125.0 million aggregate principal amount of Senior Secured Notes due 2020 (the “Notes”) in a private offering. The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Company intends to use the net proceeds of the Notes offering to pay a special dividend of up to approximately $116.0 million to Company stockholders of record and the remaining net proceeds for general corporate purposes, including working capital. If the Notes offering is consummated, the Company’s board of directors will set the record date and the payment date of the dividend following closing.

In connection with the private offering of the Notes, the Company is disclosing certain information to prospective investors in an offering memorandum dated February 27, 2015 (the “Preliminary Offering Memorandum”). Pursuant to Regulation FD, the Company is furnishing as Exhibit 99.1 certain information excerpted from the Preliminary Offering Memorandum consisting of (i) certain subsections of the section captioned “Summary”, (ii) the section captioned “Summary Historical Consolidated Financial and Other Data”, (iii) the section captioned “Capitalization” and (iv) the section captioned “Selected Historical Consolidated Financial Data”, which information is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated by reference therein.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

Portions of this Current Report on Form 8-K contain forward-looking statements and involve risks and uncertainties that could materially affect the Company’s expectations. Actual results may differ from anticipated results sometimes materially. Factors that could cause results to differ include, but are not limited to, approval of the final terms by our board of directors. Words such as “estimate”, “project”, “predict”, “will”, “would”, “should”, “could”, “may”, “might”, “anticipate”, “plan”, “intend”, “believe”, “expect”, “aim”, “goal”, “target”, “objective”, “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, the Company does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect the Company’s expectations appear in “Risk Factors” of the Company’s filings with the U.S. Securities and Exchange Commission.

Item 8.01	Other Events.

Press Release

On February 27, 2015, the Company issued a press release announcing the private offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Information excerpted from the Preliminary Offering Memorandum

99.2	Press Release, dated February 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 27, 2015	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
	Name:	Ronald DeVos
	Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information excerpted from the Preliminary Offering Memorandum

99.2	Press Release, dated February 27, 2015